UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, The Orchard Enterprises, Inc. announced that the Board of Directors of The Orchard had elected Bradley Navin as Chief Executive Officer and a director of The Orchard effective February 18, 2010.  Mr. Navin’s election had been unanimously recommended by the Search Committee of the Board of Directors.  A copy of The Orchard press release dated February 22, 2010 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The terms of Mr. Navin’s employment with The Orchard remain the same as set forth in the Amended and Restated Employment Agreement dated February 28, 2008 which was previously disclosed, except that Mr. Navin’s annual salary will be increased to $275,000 pursuant to a letter agreement between The Orchard and Mr. Navin amending the Employment Agreement. In addition, as previously reported in The Orchard’s Current Report on Form 8-K filed January 14, 2010, Mr. Navin’s target bonus amount for fiscal year 2010 is $125,000.

Mr. Navin, 38, has served as Interim Chief Executive Officer of The Orchard since October 27, 2009 and was the Executive Vice President and General Manager of The Orchard since April 2008, and prior thereto was Vice President, Global Licensing & Sales of The Orchard since its acquisition of Orchard Enterprises NY, Inc. (“Orchard NY”) in November 2007.  Prior to November 2007, Mr. Navin was Vice President of Licensing & Operations for Orchard NY, which he joined in 2004. From 1999 to 2004, Mr. Navin was VP, Music & Programming at Digital Club Network, and the Executive Director of the New York Nightlife Association in 1999.  Mr. Navin was an artist manager with Invasion Group management from 1997 to 1999.  Prior to that, Mr. Navin worked for booking agency Artist & Audience Entertainment from 1995 to 1997.  Mr. Navin holds a B.A. degree from Loyola College in Maryland.

The description of Mr. Navin’s compensation and employment agreement under the heading “Compensation of Executive Officers” in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between The Orchard and Bradley Navin dated February 18, 2010

99.1	Press Release dated February 22, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: February 22, 2010	By:	/s/ Nathan Y. Fong
Name: Nathan Y. Fong
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Letter Agreement between The Orchard and Bradley Navin dated February 18, 2010

99.1	Press Release dated February 22, 2010